EXHIBIT 99.1

FOR IMMEDIATE RELEASE
June 2, 2006

The Banker’s Store, Inc. Announces Dismissal of Litigation Against the Company

FOR ADDITIONAL INFORMATION PLEASE CONTACT CYNTHIA HAYDEN AT (270) 781-8453.

The Banker’s Store, Inc. (OTCBB: BSTR) announced today that the litigation brought against the company and its president, Paul D. Clark on September 14, 2001, by Taurus Venture Capital Fund, LLC and Taurus International Investments, Inc. in the Circuit Court for Manatee County, Florida was dismissed on May 19, 2006, for failure to prosecute. The Company and the president had filed an answer denying Plaintiff’s claims and asserting affirmative defenses and counterclaims.